UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2023

Warner Bros. Discovery, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34177	35-2333914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue South

New York, New York 10003

(Address of principal executive offices, including zip code)

212-548-5555

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Series A Common Stock	WBD	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On April 8, 2022, Warner Bros. Discovery, Inc. (“WBD” or the “Company”), formerly known as Discovery, Inc., completed the merger (the “Merger”) in which it acquired the business, operations and activities that constituted the WarnerMedia segment of AT&T Inc., subject to certain exceptions (the “WarnerMedia Business”) and changed its name from “Discovery, Inc.” to “Warner Bros. Discovery, Inc.”

The Company is providing the unaudited pro forma condensed combined financial information of the Company and the WarnerMedia Business for the year ended December 31, 2022 attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

The pro forma financial information included as Exhibit 99.1 to this Form 8-K has been presented for illustrative purposes only, and is not intended to, and does not purport to, represent what the combined company’s actual results or financial condition would have been if the transactions had occurred on the relevant date, and is not intended to project the future results or financial condition that the combined company may achieve following the Merger.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Unaudited Pro Forma Condensed Combined Financial Information of Warner Bros. Discovery, Inc. and the WarnerMedia Business for the Year Ended December 31, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2023	WARNER BROS. DISCOVERY, INC.

	By:	/s/ Gunnar Wiedenfels
	Name:	Gunnar Wiedenfels
	Title:	Chief Financial Officer